Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and Chief Financial Officer	Executive Director, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS PREVIEWS

DIGESTIVE DISEASE WEEK 2007

RALEIGH, NC, May 17, 2007—Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that results of 18 investigator-initiated trials related to the Company’s products will be presented at Digestive Disease Week® 2007, which will be held May 19-24, 2007. Digestive Disease Week is considered the largest and most prestigious meeting in the world for the GI professional. Every year it attracts more than 16,000 physicians, researchers and academics from around the world who desire to stay up-to-date in their respective fields. The meeting is the year’s best opportunity to learn about the latest advances in gastroenterology, hepatology, endoscopy and gastrointestinal surgery; prevention, diagnosis and treatment of digestive disorders; and cutting-edge technological advances.

POSTER PRESENTATIONS:

TOPIC	LEAD AUTHOR	DATE

XIFAXAN

An open label series of rifaximin for long term maintenance therapy for patients with refractory pouchitis	A. Kornbluth, M.D.	May 20

History of hypothyroidism is associated to small intestinal bacterial overgrowth	E. Lauritano, M.D.	May 20

High dosage rifaximin for the treatment of small intestinal overgrowth	E. Scarpellini, M.D.	May 20

High recurrence of small intestinal bacterial overgrowth after antibiotic	E. Lauritano, M.D.	May 20

Rifaximin versus systemic antibiotics for the treatment of small bowel bacterial overgrowth	M. Gabrelli, M.D.	May 20

Small intestinal bacterial overgrowth in acromegalic patients	A. Parodi, M.D.	May 20

May breath test be useful in diagnosis of IBS patients? an Italian Study	A. Parodi, M.D.	May 20

The oral nonsystemic antibiotic rifaximin prevents symptom recurrence in patients with recurrent C. difficile-associated diarrhea	H. DuPont, M.D.	May 20

Characterization of C. difficile strain isolated from patients with hospital-associated diarrhea	Z. Jiang, M.D.	May 20

The effect of selective intestinal decontamination on liver hemodynamics in patients with alcohol related decompensated cirrhosis	A. Saveriadis, M.D.	May 20

Restless leg syndrome in patients with irritable bowel disease: response to bacterial overgrowth therapy	L. Weinstock, M.D.	May 21

Small intestinal bacterial overgrowth in patients with interstitial cystitis and gastrointestinal symptoms	L. Weinstock, M.D.	May 21

Double blind, randomized study to evaluate efficacy and urinary excretional rate of two doses of rifaximin-EIR in mild to moderate active Crohn’s disease (GRACE 02 study)	M. Lukas, M.D.	May 22

Rifaximin as a steroid-sparing medication in the management of patients with mild to moderate inflammatory bowel disease	T. Shah, M.D.	May 23

Decreasing rates of colectomy despite high rates of hospitalization in C. difficile infected IBD patients: a tertiary referral center experience	M. Issa, M.D.	May 23

MOVIPREP

Better efficacy of a new 2-liter bowel cleansing preparation in the ascending colon	L. Clark	May 22

Randomised and controlled clinical trial of polyethylene glycol with electrolytes and ascorbic acid in comparison to sodium phosphate for bowel preparation before colon cancer screening colonoscopy	H. Gruss	May 23

COLAZAL

Efficacy and safety of balsalazide for treatment of pediatric patients with mild to moderate ulcerative colitis: A randomized double-blind study	J. Quiros	May 22

CONTINUING MEDICAL EDUCATION ACTIVITIES

In addition, Salix is supporting, through an unrestricted educational grant, two continuing medical education activities in conjunction with DDW this year:

“Navigating the Clinical Maze of GI Disorders”

Faculty Chair

Gary Lichtenstein, M.D.

Professor of Medicine

Director, Center for Inflammatory Bowel Disease

University of Pennsylvania School of Medicine

“Maximizing Neoplasia Detection during Colonoscopy: Bowel Preparation Technique and Technology”

Faculty Chair

Douglas Rex, M.D.

Chancellor’s Professor

Indiana University – Purdue University

Professor of Medicine

Indiana University School of Medicine

Director of Endoscopy

Indiana University Hospital

DDW is the largest international gathering of physicians, researchers and academics in the fields of gastroenterology, hepatology, endoscopy and gastrointestinal surgery. Jointly sponsored by the American Association for the Study of Liver Diseases, the American Gastroenterological Association (AGA) Institute, the American Society for Gastrointestinal Endoscopy and the Society for Surgery of the Alimentary Tract, DDW takes place May 19-24, 2007, at the

Washington Convention Center, Washington, DC. The meeting showcases approximately 5,000 abstracts and hundreds of lectures on the latest advances in GI research, medicine and technology. For more information, visit www.ddw.org.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

COLAZAL® (balsalazide disodium) Capsules 750 mg, is an anti-inflammatory drug approved for the treatment of mildly to moderately active ulcerative colitis. Safety and effectiveness of COLAZAL beyond 12 weeks has not been established. COLAZAL was well tolerated in clinical studies. In clinical trials, patients reported the following adverse events most frequently: headache (8%); abdominal pain (6%); diarrhea (5%); nausea (5%); vomiting (4%); respiratory infection (4%); and arthralgia (4%). Withdrawal from therapy due to adverse events was comparable to placebo.

XIFAXAN® (rifaximin) tablets 200 mg are indicated for the treatment of patients (≥12 years of age) with travelers’ diarrhea caused by noninvasive strains of Escherichia coli. XIFAXAN should not be used in patients with diarrhea complicated by fever or blood in the stool or diarrhea due to pathogens other than Escherichia coli. XIFAXAN should be discontinued if diarrhea symptoms get worse or persist more than 24-48 hours and alternative antibiotic therapy should be considered. In clinical trials, XIFAXAN was generally well tolerated. The most common side effects (vs. placebo) were flatulence 11.3% (vs. 19.7%), headache 9.7% (vs. 9.2%), abdominal pain 7.2% (vs. 10.1%) and rectal tenesmus 7.2% (vs. 8.8%).

MOVIPREP® (PEG 3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution) is indicated for cleansing of the colon as a preparation for colonoscopy in adults 18 years of age or older. MOVIPREP should be used with caution in patients using concomitant medications that increase the risk of electrolyte abnormalities such as diuretics or angiotensin converting enzyme (ACE)-inhibitors or in patients with known or suspected hyponatremia. MOVIPREP should also be used with caution in patients with severe ulcerative colitis, ileus, gastrointestinal obstruction or perforation, gastric retention, toxic colitis, or toxic megacolon. In clinical trials, abdominal distension, anal discomfort, thirst, nausea and abdominal pain were some of the most common adverse reactions to MOVIPREP administration. Vomiting occurred less frequently.

Salix also markets OSMOPREP™ Tablets (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP), VISICOL® Tablets (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous), PEPCID® (famotidine) Oral Suspension, DIURIL® (chlorothiazide) Oral Suspension, AZASAN® (Azathioprine Tablets, USP), ANUSOL-HC® (Hydrocortisone Cream, USP) and PROCTOCORT® (Hydrocortisone Cream, USP). Balsalazide disodium tablets, granulated mesalamine, SANVAR® (600 ug vials vapreotide acetate powder) and Xifaxan are under development for additional indications.

Salix trades on the NASDAQ Market under the ticker symbol “SLXP.”

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.

Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of regulatory review and clinical trials, competition, intellectual property risks, market acceptance for approved products, management of rapid growth and the need to acquire additional products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.